Exhibit 77(q)(1)

ITEM 77Q-1 Exhibits

(a)(1)	Certificate of Amendment of Amended and Restated Declaration of Trust and Redesignation of Series, effective May 1, 2014 (Redesignation of the Trust to Voya Equity Trust of ING Growth Opportunities Fund to Voya Growth Opportunities Fund, of ING Large Cap Value Fund to Voya Large Cap Value Fund, of ING MidCap Opportunities Fund to Voya MidCap Opportunities Fund, of ING Mid Cap Value Fund to Voya Multi-Manager Mid Cap Value Fund, of ING Real Estate Fund to Voya Real Estate Fund and of ING SmallCap Opportunities Fund to Voya SmallCap Opportunities Fund) – Filed as an Exhibit to Post-Effective Amendment No. 131 to the Registrant’s Registration Statement on Form N-1A filed on May 29, 2014 and incorporated herein by reference.

(a)(2)	Amended Establishment and Designation of Series and Classes of Beneficial Interest, Par Value $0.01 Per Share, dated May 22, 2014 (Class R6 shares of Voya Real Estate Fund) – Filed as an Exhibit to Post-Effective Amendment No. 133 to the Registrant’s Form N-1A Registration Statement on June 27, 2014 and incorporated herein by reference.

(e)(1)	Amended Schedule A, effective December 31, 2013, to the Investment Management Agreement dated May 13, 2013, between Voya Investments, LLC and Voya Equity Trust with respect to Voya Growth Opportunities Fund – Filed herein.

(e)(2)	Sub-Advisory Agreement dated February 10, 2014 between Voya Investments, LLC and LSV Asset Management – Filed herein.